EXHIBIT 10.7

FIRST AMENDMENT OF VENTURE LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT OF VENTURE LOAN AND SECURITY AGREEMENT (this “Agreement”), dated October 2, 2012, effective as of September 1, 2012, is entered into by and between TENGION, INC., a Delaware corporation (“Borrower”), and HORIZON CREDIT II LLC (“Lender”), a Delaware limited liability company, as assignee of HORIZON TECHNOLOGY FINANCE CORPORATION (“HRZN”), a Delaware corporation.

RECITALS

A. Borrower and HRZN entered into a certain Venture Loan and Security Agreement dated as of March 14, 2011 (the “Loan Agreement”) pursuant to which HRZN, among other things, (i) made a certain loan to Borrower in the original principal amount of Five Million and 00/100 Dollars ($5,000,000) (the “Loan”), which Loan is evidenced by a certain Secured Promissory Note dated as of March 14, 2011 and was executed by Borrower in favor of HRZN (the “Note”),  and (ii) was granted a security interest in all assets of Borrower, excluding Intellectual Property (as defined in the Loan Agreement).

B. On or about July 12, 2011, HRZN assigned all right, title and interest to the Loan, Note and Loan Agreement to Lender.

C. Pursuant to a Forbearance Agreement dated as of September 1, 2012 by and between the Borrower and Lender, Lender agreed to refrain from exercising certain rights or remedies it may have had under the Loan Agreement subject to certain conditions.

D. Borrower has now requested that Lender (1) amend certain provisions of the Loan Agreement and the Note to, among other things, provide for additional interest only payments, (2) consent to (i) the sale of certain convertible notes and warrants and the making of new loans (the “New Loans”) to the Borrower by certain new lenders to the Borrower (the “New Lenders”) upon terms and conditions substantially similar to those disclosed to Lender by Borrower in writing, (ii) the granting of a security interest to the New Lenders in the Borrower’s assets, including Intellectual Property, to secure such New Loans (the “New Security Interest”), (3) enter into an intercreditor agreement with the New Lenders to share its security interest in Borrower’s assets pari passu with the New Lenders, and (4) refrain from exercising its rights and remedies under the Loan Documents (as defined in the Loan Agreement) subject to certain terms and conditions.

E. Lender is willing to grant such request, but only to the extent, and in accordance with the terms, and subject to the conditions, set forth herein and in any intercreditor agreement executed by and among the Lender and New Lenders.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1. Definitions; Interpretation.  Unless otherwise defined herein, all capitalized terms used herein and defined in the Loan Agreement shall have the respective meanings given to those terms in the Loan Agreement.  Other rules of construction set forth in the Loan Agreement, to the extent not inconsistent with this Agreement, apply to this Agreement and are hereby incorporated by reference.

2. Confirmation.  Borrower hereby acknowledges and agrees that: (i) the Loan Agreement sets forth the legal, valid, binding and continuing obligations of Borrower to Lender, (ii) the Obligations to Lender under the Loan Agreement are secured by validly perfected security interests in all assets of Borrower, excluding Intellectual Property and with respect to Third Party Equipment, consistent with the provisions of Section 4.8 of the Loan Agreement, and (iii) Borrower has no cause of action, claim, defense or set-off against the Lender in any way regarding or relating to the Loan Agreement or Lender’s actions thereunder and to the extent any such cause of action, claim, defense or set-off ever existed, it is waived and Lender is released from any claims of Borrower. Borrower represents and warrants that no Default or Event of Default has occurred under the Loan Agreement, which Borrower has not previously disclosed in writing to Lender.

3. Amendments to Loan Agreement.

(a) Conditional Amendments. Borrower and Lender hereby agree that, if, and only if, on or before October 3, 2012 the Borrower provides Lender with evidence reasonably satisfactory to Lender that Borrower has received gross cash proceeds of not less than Fifteen Million Dollars ($15,000,000.00) from the sale by Borrower of convertible notes and warrants (the “Financing Condition”):

(i) The definition of “Maturity Date” in Section 1.1 of the Loan Agreement shall be deleted and replaced with the following:

““Maturity Date” means May 1, 2014, or, in any case, if earlier, the date of acceleration of the Loan following an Event of Default or the date of prepayment, whichever is applicable.”

Section 2.2(a) of the Loan Agreement shall be deleted in its entirety and replaced with the following:

“(a) Scheduled Payments.  Borrower shall make payments of (1) accrued interest only on the outstanding principal amount of the Loan in the amount of Forty-Eight Thousand Nine Hundred Fifty-Eight and 33/100 Dollars ($48,958.33) on the first date of each calendar month commencing May 1, 2011 through and including January 1, 2012,  (2) commencing February 1, 2012 through and including August 1, 2012, equal payments of principal plus accrued interest on the outstanding principal amount of the Loan in the amount of Two Hundred Thirty-Four Thousand Seven Hundred Eighty-Four and 04/100 Dollars ($234,784.04), (3) accrued interest only on the outstanding principal amount of the Loan in the amount of Thirty-Nine Thousand Six Hundred Fifty-Four and 12/100 Dollars ($39,654.12) on the first date of each calendar month commencing September 1, 2012, through and including June 1, 2013, and (4) commencing July 1, 2013 through and including May 1, 2014, Borrower shall make equal payments of principal plus accrued interest on the outstanding principal amount of the Loan in an amount of Three Hundred Fifty-Four Thousand Seven Hundred and Seventy-Nine and 67/100 Dollars ($354,779.67) (collectively, the “Scheduled Payments”). Borrower shall make such Scheduled Payments commencing on the date set forth in the Note applicable to such Loan and continuing thereafter on the first Business Day of each calendar month (each a “Payment Date”) through the Maturity Date. On or before the Funding Date of each Loan, Lender shall provide Borrower with an amortization and payment schedule for such Loan. In any event, all unpaid principal and accrued interest shall be due and payable in full on the Maturity Date.”

(b) Effective Amendments. Borrower and Lender hereby agree that, as of the date of this First Amendment:

(1) Section 4.1 of the Loan Agreement is hereby amended and restated in its entirety, to read as follows:

“4.1 Grant of Security Interest.  Borrower grants to Lender a valid, first priority (except for Permitted Liens that may have priority), continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt, full and complete payment of any and all Obligations and in order to secure prompt, full and complete performance by Borrower of each of its covenants and duties under each of the Loan Documents (other than the Warrant). The “Collateral” shall mean and include all right, title, interest, claims and demands of Borrower in and to all personal property of Borrower, including without limitation, all of the following:

(a) All goods (and embedded computer programs and supporting information included within the definition of “goods” under the Code) and equipment now owned or hereafter acquired, including, without limitation, all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

(b) All inventory now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower’s books relating to any of the foregoing;

(c) All contract rights and general intangibles (including Intellectual Property), now owned or hereafter acquired, including, without limitation, goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, software, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payment intangibles, commercial tort claims, payments of insurance and rights to payment of any kind;

(d) All now existing and hereafter arising accounts, contract rights, royalties, license rights, license fees and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower (subject, in each case, to the contractual rights of third parties to require funds received by Borrower to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s books relating to any of the foregoing;

(e) All documents, cash, deposit accounts, letters of credit (whether or not the letter of credit is evidenced by a writing), certificates of deposit, instruments, promissory notes, chattel paper (whether tangible or electronic) and investment property, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and Borrower’s books relating to the foregoing; and

(f) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments and proceeds of the sale or licensing of Intellectual Property.”

(2) The definition of “Loan Rate” in Section 1.1 of the Loan Agreement is hereby deleted and replaced with the following:

““Loan Rate” means (i) from the date hereof through August 31, 2012, the per annum rate of interest (based on a year of twelve 30-day months) equal to 11.75% and (ii) from September 1, 2012 through the repayment in full of all Obligations, the per annum rate of interest (based on a year of twelve 30-day months) equal to 13.0%.”

(3) The following is hereby inserted after Section 2.6 of the Loan Agreement:

“2.7 Additional Fee. Borrower agrees, on no later than October 4, 2012, to pay to Lender a fee in the amount of Fifty Thousand and 00/100 Dollars ($50,000.00).”

4. Amendment to Note.  If the Financing Condition is satisfied, the Note is hereby amended and restated in its entirety as set forth in Exhibit A attached hereto and made a part hereof (“Amended and Restated Note”).

5. Agreement to Forbear. Lender hereby agrees to refrain from exercising any rights or remedies it may have under the Loan Agreement until the earlier of (i) October 3, 2012, or (ii) the date on which the New Lenders or the Borrower inform the Lender that the New Lenders are unable or unwilling to meet the Financing Condition.

6. Consent to New Loans and New Security Interest. Lender hereby consents to the making of the New Loans and the granting of the New Security Interest.

7. Conditions to Effectiveness. Lender’s consent and agreement herein is expressly conditioned on all of the following:

(a)	Borrower executing and delivering an executed copy of this Agreement;

(b)	Borrower executing and delivering to the Lender the Amended and Restated Note;

(c)	Borrower providing a Secretary’s Certificate in form and substance satisfactory similar to Secretary’s Certificate provided by Borrower in connection with the closing of the Loan Agreement;

(d)
Borrower provides Lender with (i) evidence reasonably satisfactory to Lender that Borrower has received gross proceeds of not less than Fifteen Million and 00/100 Dollars ($15,000,000.00) from the sale of its convertible notes and warrants and (ii) a copy of the fully executed documents evidencing such sale;

(e)	Borrower shall pay Lender a fee of Fifty Thousand and 00/100 Dollars ($50,000) in consideration of Lender entering into this Agreement.

(f)	Borrower shall reimburse Lender for its outside legal expenses incurred to date of One Thousand Fifty-Six and 25/100 ($1,056.25).

(g)	Lender and New Lenders entering into an intercreditor agreement upon terms and conditions satisfactory to Lender in its sole discretion; and

(h)	Borrower executing and delivering to Lender or its designees a Warrant to purchase shares of Borrower’s Common Stock in the form attached hereto as Exhibit B.

8. Effect of Agreement.  On and after the date hereof, each reference to the Loan Agreement in the Loan Agreement or in any other document shall mean the Loan Agreement as amended by this Agreement.  Except as expressly provided hereunder, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power, or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement.  Except to the limited extent expressly provided herein, nothing contained herein shall, or shall be construed to (nor shall the Borrower ever argue to the contrary) (i) modify the Loan Agreement or any other Loan Document (ii) modify, waive, impair, or affect any of the covenants, agreements, terms, and conditions thereof, or (iii) waive the due keeping, observance and/or performance thereof, each of which is hereby ratified and confirmed by the Borrower.  Except as amended above, the Loan Agreement remains in full force and effect.

9. Headings.  Headings in this Agreement are for convenience of reference only and are not part of the substance hereof.

10. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without reference to conflicts of law rules.

11. Counterparts.  This Agreement may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

12. Integration.  This Agreement and the Loan Documents constitute and contain the entire agreement of Borrower and Lender with respect to their respective subject matters, and supercede any and all prior agreements, correspondence and communications.

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed as of the day and year first above written.

TENGION, INC.	HORIZON CREDIT II LLC, assignee of HORIZON TECHNOLOGY FINANCE CORPORATION
By: /s/ A. Brian Davis Name: A. Brian Davis Title: CFO and VP Finance	By: /s/ Robert D. Pomeroy, Jr. Name: Robert D. Pomeroy, Jr. Title: Chief Executive Officer

[Signature Page to First Amendment to Venture Loan and Security Agreement]

EXHIBIT A

AMENDED AND RESTATED SECURED PROMISSORY NOTE

$ 5,000,000.00	Dated as of March 14, 2011
Amended and Restated effective September 1, 2012

FOR VALUE RECEIVED, the undersigned, TENGION, INC., a Delaware corporation (“Borrower”), HEREBY PROMISES TO PAY to the order of HORIZON CREDIT II LLC , a Delaware limited liability company (“Lender”) the principal amount of Five Million and 00/100 Dollars ($5,000,000.00) or such lesser amount as shall equal the outstanding principal balance of the Loan made to Borrower by Horizon Technology Finance Corporation (“HRZN”) pursuant to the Loan Agreement (as defined below), which loan was assigned to the Lender, and to pay all other amounts due with respect to the Loan on the dates and in the amounts set forth in the Loan Agreement.

Interest on the principal amount of this Note from the date of this Note shall accrue at the Loan Rate or, if applicable, the Default Rate.  If the Funding Date is not the first day of the month, interim interest accruing from the Funding Date through the last day of that month shall be paid on the first calendar day of the next calendar month.  Borrower shall make payments of principal and accrued interest on the first day of each month (“Payment Date”) in such amounts and on such dates as set forth in the Loan Agreement. If not sooner paid, all outstanding amounts hereunder and under the Loan Agreement shall become due and payable on January 1, 2014.

Principal, interest and all other amounts due with respect to the Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement.  The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

This Note is referred to in, and is entitled to the benefits of, the Venture Loan and Security Agreement dated on or about the date hereof by and between Borrower and Lender, as assignee of HRZN (the “Loan Agreement”).  The Loan Agreement, among other things, (a) provides for the making of a secured Loan to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as set forth in Section 2.3 of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Loan, interest on the Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.  This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Connecticut.

This Amended and Restated Secured Promissory Note amends and restates in its entirety a certain Secured Promissory Note executed by Borrower in favor of HRZN and assigned to Lender, dated as of March 14, 2011 (the “Original Note”) and nothing contained herein shall constitute a repayment or novation of the Original Note.

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:
TENGION, INC.

By: __________________________
Name: ________________________
Title: _________________________

EXHIBIT B

[FORM OF WARRANT]